Exhibit 10.3


                FORM OF AMENDMENT TO BOARD COMPENSATION AGREEMENT

     This Amendment to Board Compensation Agreement (the "Amendment") is made and entered into by and between the BFA Liquidating Trustee on behalf of the BFA Liquidation Trust (the "Trust") and _________(the "Board Member"), as of the date set forth below and retroactive to the date of the original Board
Compensation Agreement (the "Agreement") that this Amendment amends. Unless otherwise indicated, all undefined terms herein shall have the meaning set forth in the Agreement.

                                    RECITALS

     A. On November 9, 1999, Baptist Foundation of Arizona and certain of its subsidiaries (the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court"), which cases are jointly administered under Case No. 99-13275-PHX-GBN (the "Chapter 11 Cases").

     B. On September 25, 2000, the Debtors and the standing committees filed the Joint Plan Liquidating Plan of Reorganization (the "Plan") with the Bankruptcy Court. The Plan provides for the creation of the Trust which will (i) receive from the Debtors and Non-Debtor Affiliates all of their respective Assets transferred pursuant to the Plan, (ii) hold the Assets of the Debtors and Non-Debtor Affiliates (except as may otherwise be provided under the Plan) in trust for the benefit of all Beneficiaries and (iii) oversee and direct the liquidation of the Trust Assets held by it and by the Platform Subsidiaries for the benefit of the Beneficiaries pursuant to the terms of the Plan and that certain Liquidating Trust Agreement, dated as of the Effective Date (the "Trust Agreement") by and among the Debtors, the Non-Debtor Affiliates, the members of the Liquidating Trust Board and the Liquidating Trustee. Unless otherwise expressly defined herein, all capitalized terms in this paragraph shall have the meanings ascribed thereto in the Trust Agreement.
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     C. The  primary  purpose  of the Trust is to (i)  oversee  and  direct  the liquidation of the Trust Assets for the benefit of the Beneficiaries in accordance with Treasury Regulation Section 301.7701-4(d) and (ii) to distribute any proceeds of the Trust Assets received by the Trust to the Beneficiaries.

     D. By Order entered on December 19, 2000, the Bankruptcy Court approved the Agreement for compensation of __________in his capacity as a member of the Liquidating Trust Board of the Trust. The Agreement was executed by all parties and became effective on the Effective Date of the Plan.

     E. On December 28, 2001, the Bankruptcy Court entered its Order Approving Amended Ex-Parte Application for Order Approving Modification of Board Compensation Agreements (the "Order"). The Order authorized the Trust and the Board Member to modify the Agreement to allow for the additional and/or altered terms and provisions set forth herein.

                                   AMENDMENTS

     Section 2.1 of the Agreement is hereby amended by the following addition subsection:

          (iv) The foregoing notwithstanding, the compensation to be paid to the Board Member for calendar year 2001, shall include payments for the fourteen-month period from November, 2000 to December, 2001, inclusive, resulting in payments being made to the Board Member for the months of November and December, 2001, pursuant to the terms of the Agreement, with such compensation deemed to be paid in calendar year 2001.

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
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written below.

Dated:  January ___, 2002                   BFA LIQUIDATION TRUST


                                            By:
                                                --------------------------------
                                                Clifton R. Jessup, Jr.
                                                Liquidating Trustee for the
                                                BFA Liquidating Trust

Dated:  January ___, 2002                   BOARD MEMBER


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